Exhibit 99.1

iRhythm Technologies Announces Second Quarter 2017 Financial Results

Raises Guidance for Full Year 2017

SAN FRANCISCO, August 2, 2017 -- iRhythm Technologies, Inc. (NASDAQ: IRTC), a leading digital health care solutions company focused on the advancement of cardiac care, today reported financial results for the three months ended June 30, 2017.

Second Quarter 2017 Financial Results

•	Revenue for the quarter ended June 30, 2017 increased 52% year-over-year to $23.9 million
•	Gross margin for the second quarter 2017 was 72% versus 67% in the second quarter of 2016
•	Achieved first-ever cash flow break-even quarter

Second Quarter 2017 Business Highlights

•	Received FDA clearance for a next-generation product with timely data transmission capabilities.
•

Data presented at the 3rd European Stroke Organisation Conference in Prague demonstrated that Zio Service is more efficient for the detection of arrhythmias than Holter monitors in patients who have recently experienced cryptogenic strokes or transient ischemic attacks.

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An expert statement jointly developed by ten professional organizations was released during the Heart Rhythm Society’s 38th Annual Scientific Sessions. The statement entitled The Atrial Fibrillation Consensus Statement acknowledged that extended continuous patch monitors, such as Zio, are an effective tool for aFib monitoring following a cardiac ablation procedure.

•

A research collaboration with Stanford University’s artificial intelligence lab utilizing iRhythm's ECG database recorded from its Zio monitoring system yielded an algorithm that performed better than trained individual cardiologists in detecting 13 types of heart rhythms as well as noise from artifact.

"Second quarter results demonstrated the traction we continue to achieve with our Zio Service for ambulatory cardiac monitoring. Growth in both existing and new accounts, as well as momentum in our in-network payor contracting efforts resulted in strong revenue growth and improved gross margins. In addition, we saw growing clinical awareness, inclusion in key guidelines, and support from the international professional community acknowledging the benefits of our Zio Service,” said Kevin King, CEO. "Looking ahead, I am confident in our ability to continue to execute on two key components of our growth strategy: expanding our sales channel and increasing our in-network health plan contracting.”

Second Quarter Financial Results

Revenue for the three months ended June 30, 2017 increased 52% to $23.9 million, from $15.7 million during the same period of the prior year. The increase in revenue was due primarily to increased volume of the Zio Service in new and existing accounts, as well as continued success with in-network contracting efforts.

Gross profit for the second quarter of 2017 was $17.1 million, or 72% gross margin, up from $10.6 million, or 67% gross margin, in the same period of the prior year. Margin expansion is primarily attributable to productivity gains through the company’s machine-learned algorithms associated with report generation, the impact from the mix shift to contracted claims, and continued reduction of device-related manufacturing costs.

Exhibit 99.1

Operating expenses for the second quarter of 2017 were $23.0 million, an increase of 61% compared to $14.3 million for the same period of the prior year. The increase in operating expenses was primarily driven by accelerated salesforce expansion investments and a material increase in stock-based compensation.

Loss from operations for the second quarter of 2017 was $6.4 million, compared to $4.4 million for the same period of the prior year.

Cash, cash equivalents, and investments totaled $109.8 million as of June 30, 2017.

Guidance for Full Year 2017

iRhythm projects revenue for the full year 2017 to range from $94 to $96 million, gross margins for the full year 2017 to range from 71.5% to 72.5% and operating expenses for the full year 2017 to be between $89 and $92 million. This compares to previous guidance of $88 to $92 million in revenue, 70% to 72% in gross margins, and $85 and $88 million in operating expenses for the full year 2017 provided on May 3, 2017.

Webcast and Conference Call Information

iRhythm’s management team will host a conference call today beginning at 1:30 p.m. PT / 4:30 p.m. ET. Investors interested in listening to the conference call may do so by dialing (844) 348-0016 for domestic callers or (213) 358-0876 for international callers, and referencing Conference ID: 48344560 or from the webcast on the “Investor Relations” section of the company’s website at: www.irhythmtech.com.

About iRhythm Technologies, Inc.
iRhythm is a commercial-stage digital health care company redefining the way cardiac arrhythmias are clinically diagnosed. The company combines wearable biosensor devices worn for up to 14 days and cloud-based data analytics with powerful proprietary algorithms that distill data from millions of heartbeats into clinically actionable information. The company believes improvements in arrhythmia detection and characterization have the potential to change clinical management of patients.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements include statements regarding financial guidance. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled “Risk Factors” and elsewhere in our Form 10-K filing made with the Securities and Exchange Commission on March 31, 2017, and the Form 10-Q on May 12, 2017. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. iRhythm disclaims any obligation to update these forward-looking statements.

Investor Relations Contact:	Media Contact:
Lynn Pieper Lewis or Leigh Salvo	Aaron Murphy
(415) 937-5404	(415) 229-3331
investors@irhythmtech.com	media@irhythmtech.com

Exhibit 99.1

IRHYTHM TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$16,249	$51,643
Short-term investments	93,578	54,407
Accounts receivable, net	10,851	9,406
Inventory	1,231	1,390
Prepaid expenses and other current assets	1,817	1,671
Restricted cash	91	91
Total current assets	123,817	118,608
Investments, long-term	—	10,981
Property and equipment, net	6,166	4,653
Goodwill	862	862
Other assets	3,531	3,052
Total assets	$134,376	$138,156
Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,658	$2,103
Accrued liabilities	9,985	10,165
Deferred revenue	557	947
Accrued interest, current portion	525	—
Debt, current portion	1,471	—
Total current liabilities	15,196	13,215
Debt	31,614	32,227
Deferred rent, noncurrent portion	140	26
Accrued interest, net of current portion	—	126
Total liabilities	46,950	45,594
Stockholders’ equity:
Common stock	27	22
Additional paid-in capital	226,365	219,718
Accumulated other comprehensive loss	(50)	(9)
Accumulated deficit	(138,916)	(127,169)
Total stockholders’ equity	87,426	92,562
Total liabilities and stockholders’ equity	$134,376	$138,156

Exhibit 99.1

IRHYTHM TECHNOLOGIES, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue	$23,854	$15,734	$45,291	$28,588
Cost of revenue	6,744	5,156	13,081	9,815
Gross profit	17,110	10,578	32,210	18,773
Operating expenses:
Research and development	2,776	1,667	5,397	3,212
Selling, general and administrative	20,255	12,608	37,479	24,129
Total operating expenses	23,031	14,275	42,876	27,341
Loss from operations	(5,921)	(3,697)	(10,666)	(8,568)
Interest expense	(839)	(803)	(1,661)	(1,581)
Other expense, net	316	64	580	(413)
Net loss	$(6,444)	$(4,436)	$(11,747)	$(10,562)
Net loss per common share, basic and diluted	$(0.29)	$(3.09)	$(0.53)	$(7.42)
Weighted-average shares used to compute net loss per common share, basic and diluted	22,362,608	1,435,483	22,257,849	1,424,278